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                                                                    Exhibit 99.a


                          RONSON CORPORATION DECLARES:
             1) REGULAR QUARTERLY CASH DIVIDEND ON COMMON STOCK; AND
                      2) 5% STOCK DIVIDEND ON COMMON STOCK

Somerset, N.J., February 15, 2005 - Ronson Corporation (NASDAQ SmallCap RONC). Ronson Corporation (the "Company") today reported:

1) DECLARATION OF QUARTERLY CASH DIVIDEND ON COMMON STOCK - On February 15, 2005, the Company's Board of Directors declared a regular quarterly cash dividend on the Company's common stock of $.01 per common share. The dividend is payable on March 18, 2005 to stockholders of record March 1, 2005.

2) DECLARATION OF 5% COMMON STOCK DIVIDEND - The Company's Board of Directors on February 15, 2005, also declared a 5% stock dividend on the Company's outstanding Common Stock. The 5% stock dividend is payable on April 15, 2005, to stockholders of record April 1, 2005. The 5% stock dividend will increase the outstanding common shares of the Company by about 205,000 to about 4,320,000 shares.

Ronson Corporation's operations include its wholly owned subsidiaries: 1) Ronson Consumer Products Corporation in Woodbridge, N.J., and Ronson Corporation of Canada Ltd., manufacturers and marketers of Ronson consumer products; and 2) Ronson Aviation, Inc., a fixed base operator at Trenton-Mercer Airport, Trenton, N.J., providing fueling, sales/services of aircraft, charter, avionics and hangar/office leasing.

This press release contains forward-looking statements that anticipate results based on management's plans and expectations that are subject to uncertainty. Forward-looking statements are based on current expectations of future events. The Company cannot ensure that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. If underlying assumptions prove inaccurate or that unknown risks or uncertainties materialize, actual results could vary materially from our projections. Investors should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties. The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.



COMPANY CONTACT
DARYL K. HOLCOMB
(732) 469-8300